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                                                                   EXHIBIT 10(e)

                          LOCKHEED MARTIN CORPORATION
                           DIRECTORS RETIREMENT PLAN
                           -------------------------

                                 May 25, 1995


                                   ARTICLE I

                                    PURPOSE

          The purpose of this Plan is to provide retirement income to persons who have performed substantial services as non-employee Directors of Lockheed Martin Corporation and thereby to aid the Corporation in attracting and retaining as members of the Board persons whose abilities, experience and judgment can contribute to the success of the Corporation.

                                 ARTICLE II

                                 DEFINITIONS

          Whenever the following terms are used in this Plan, they shall have the meaning specified below, unless the context clearly indicates to the contrary:

          Beneficiary shall have the meaning specified in Section 6.2(b).

          Board of Directors or Board means the Board of Directors of the Corporation.

          Committee means the Committee appointed to administer this Plan, as provided in Section 5.1 hereof.

          Corporation means Lockheed Martin Corporation, a Maryland corporation and its successors.

          Director means a member of the Board of Directors of the Corporation who is eligible to receive compensation in the form of Retainer Fees and who is not an officer or employee of the Corporation or any of its subsidiaries; where indicated by the context, the term Director shall include a retired or former Director.

          Effective Date means March 15, 1995.

          Plan means the Lockheed Martin Corporation Directors Retirement Plan.

          Retainer Fee means the annual fee payable to a Director for service as a Board member, including the value of the amount annually credited to each Director under the Lockheed Martin Corporation Directors Deferred Stock Plan, but not including any fees for services as a member of a committee of the Board.

          Retirement Age means the age for mandatory retirement of Directors from Board membership, as specified in the Corporation's by-laws on the date a Director retires, resigns, or otherwise ceases to be a member of the Board.
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                                  ARTICLE III

                           ELIGIBILITY FOR BENEFITS

          3.1 Five-year Service Requirement. Except as provided in Section 4.1, a Director shall be eligible to receive benefits under this Plan only if the Director has served as a member of the Board for five (5) or more years, and the Director retires, resigns, or otherwise ceases to be a member of the Board after the Effective Date.

          3.2 Credited Service. For purposes of Section 3.1 and Article IV, a Director's years of service as a Board member shall be deemed to include all periods in which he or she served as a director of the Corporation, Lockheed Corporation, or Martin Marietta Corporation, including all periods in which he or she served as a director while an employee of one or more of those corporations. A Director shall be credited with a year of service for each twelve (12) month period of Board service; fractional years of service shall not be taken into account under this Plan.


                                  ARTICLE IV

                                   BENEFITS

          4.1 Retirement at Retirement Age. If a Director retires from the Board on or after attainment of Retirement Age, the Corporation shall make annual payments to the Director in the amount of the Retainer Fee for life. Such payments shall commence in the January following the year in which the Director retires and shall be made in each successive January ending with the January payment for the calendar year of the Director's death. Upon the approval of the Nominating Committee of the Board, a Director who retires from the Board on or after attainment of Retirement Age, but with less than five (5) years of service on the Board, may be treated as having satisfied the eligibility requirement of Section 3.1. Notwithstanding the foregoing, an initial payment prorated to reflect the number of months remaining in the year shall be made to the Director as soon as practicable following his retirement.

          4.2 Resignation before Retirement Age. If a Director retires, resigns, or otherwise ceases to be a member of the Board before attaining Retirement Age, the Corporation shall make annual payments to the Director in the amount of the Retainer Fee for a number of years equal to the number of full years the Director had served on the Board. Such payments shall commence in the January following the year in which the Director ceases to be a member of the Board and shall be made in each successive January until the payments have been completed.

          4.3 Death Benefits. Upon the death of an active Director, whether or not such Director has served as a Director for five (5) years, or a retired or former Director entitled to benefits under Section 4.1 or 4.2, the Corporation shall make annual payments to the Director's Beneficiary in the amount of the Retainer Fee for a number of years equal to (i) the number of full years the Director had served on the Board, less (ii) the number of years, if any, for which payments were made to the Director under Section 4.1 or 4.2, provided that the number of annual payments to a Director's Beneficiary shall in no event exceed twenty (20). Such payments shall commence in the January following the year of the Director's death and shall be made in each successive January until the payments have been completed.
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          4.4  Retainer Fee used to Determine Benefits.  All benefits payable to or with respect to a Director shall be based upon the amount of the Retainer Fee in effect on the Date the Director retires, resigns, or otherwise ceases to be a member of the Board.

          4.5 Coordination with Predecessor Plans. The payments to a Director or Beneficiary under Section 4.1, 4.2, or 4.3 shall be adjusted to reflect payments made or to be made under the Post-Retirement Income Maintenance Plan for Directors of Martin Marietta Corporation (the "Martin Marietta Plan") and the Lockheed Corporation Retirement Plan for Directors (the "Lockheed Plan") in the following manner:

          (a) With respect to any Director who received a lump sum payment under the Martin Marietta Plan, each annual benefit payment under this Plan (commencing with the earliest year in which a benefit is otherwise payable) shall be reduced by an amount equal to the annual retainer fee that was taken into account in determining the amount of the lump sum payment to the Director under the Martin Plan; that reduction shall be made for a number of years equal to the number of years of accrued benefits for which the Director received the lump sum payment under the Martin Plan; thereafter, any benefits payable to the Director or the Director's Beneficiary under this Plan shall be unaffected by this Section 4.5.

          (b) With respect to any Director who has accrued the right to receive benefits under the Lockheed Plan and who has not waived that right in favor of the benefits payable under this Plan:

               (i) the amount of any annual benefit payment that would be made to the Director or the Director's Beneficiary under this Plan in January of a year shall be reduced by the sum of the monthly benefit payments, if any, made to the Director or the Director's surviving spouse under the Lockheed Plan in the preceding calendar year;

               (ii) if a lump sum payment has been made to the Director or the Director's surviving spouse under the Lockheed Plan, each annual benefit payment under this Plan (commencing with the earliest year in which a benefit is otherwise payable) shall be reduced by an amount equal to the annual retainer fee that was taken into account in determining the amount of the lump sum payment under the Lockheed Plan; that reduction shall be made for the number of years equal to the number of years of accrued benefits for which the lump sum payment was made under the Lockheed Plan; thereafter, any benefits payable to the Director or the Director's Beneficiary under this Plan shall be unaffected by this Section 4.5; and

               (iii) if the benefit payments to the Director or the Director's surviving spouse under the Lockheed Plan will commence later than the date on which benefit payments would otherwise commence to be made to the Director or the Director's Beneficiary under this Plan, payments under this Plan shall commence no earlier than January of the calendar year following the year in which benefit payments will commence under the Lockheed Plan, advanced by one year for each full year that the Director has served on the Board of the Corporation (excluding years of service as a director of Lockheed Corporation).
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                                   ARTICLE V

                   ADMINISTRATION, AMENDMENT AND TERMINATION

          5.1 Administration by Committee. This Plan shall be administered by a Committee of three consisting of the (i) Chief Financial Officer of the Corporation, (ii) Secretary of the Corporation, and (iii) Treasurer of the Corporation. The Committee shall act by vote or by written consent of a majority of its members. The Committee's resolution of any question regarding the interpretation of this Plan shall be subject to review by the Board, and the Board's determination shall be final and binding on all parties.

          5.2 Amendment and Termination. This Plan may be amended, modified, or terminated by the Board at any time, except that no such action shall (without the consent of affected Directors or, if appropriate, their Beneficiaries or personal representatives) adversely affect the rights of Directors or Beneficiaries with respect to benefit rights accrued under this Plan prior to the date of such amendment, modification, or termination.


                                  ARTICLE VI

                                 MISCELLANEOUS

          6.1 Limitation on Directors' Rights. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board or any rights or interests other than as herein provided. No Director shall have any right to any payment or benefit hereunder except to the extent provided in this Plan. This Plan shall create only a contractual obligation on the part of the Corporation and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. Directors shall have only the rights of general unsecured creditors of the Corporation with respect to benefits payable under this Plan.

          6.2  Beneficiaries.

          (a) Beneficiary Designation. Subject to applicable laws (including any applicable community property and probate laws), each Director may designate in writing the Beneficiary that the Director chooses to receive any payments that become payable after the Director's death, as provided in Section 4.3. A Director's Beneficiary designation shall be made on forms provided and in accordance with procedures established by the Corporation and may be changed by the Director at any time before the Director's death.

          (b) Definition of Beneficiary. A Director's "Beneficiary" or "Beneficiaries" shall be the person or persons, including a trust or trusts, validly designated by the Director or, in the absence of a valid designation, entitled by will or the laws of descent and distribution to receive the amounts otherwise payable to the Director under this Plan in the event of the Director's death.

          6.3 Rights Not Assignable; Obligations Binding Upon Successors. A Director's rights under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or
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attachment of any payments or benefits under this Plan, or any interest thereon, other than pursuant to Section 6.2, shall not be permitted or recognized. Obligations of the Corporation under this Plan shall be binding upon successors of the Corporation.

          6.4 Governing Law; Severability. The validity of this Plan or any of its provisions shall be construed, administered, and governed in all respects under and by the laws of the State of Maryland. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

          6.5 Corporation's Right to Withhold. There shall be deducted from all payments under this Plan the amount of taxes, if any, required to be withheld under applicable federal or state tax laws. The Directors and their Beneficiaries will be liable for payment of any and all income or other taxes imposed on benefits payable under this Plan.

          6.6 Headings Not Part of Plan. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of this Plan.